Exhibit 15.3

Letter regarding the Change in Registrant’s Certifying Accountant

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have reviewed the disclosures mentioned under the Item 16F- “Change in Registrant’s Certifying Accountant” in Annual Report on Form 20-F of Sify Technologies Limited for the fiscal year ended March 31, 2023, and agree with the statements related to our Firm made therein.

ASA & Associates LLP
Independent Registered Public Accounting Firm
Chennai, India

June 28, 2023